UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Mind Medicine (MindMed) Inc.

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On May 2, 2023, Mind Medicine (MindMed) Inc. (the “Company”) launched a website in connection with the Company’s 2023 Annual General Meeting of Shareholders. A copy of the materials (other than those previously filed under cover of Schedule 14A) on the website can be found below.

Disclaimer This website is provided merely as information and is not intended as a solicitation or offering of securities in any jurisdiction and the information contained herein in no way should be construed or interpreted as such. No securities commission or other regulatory authority in the United States of America, Canada or any other country or jurisdiction has in any way passed upon this information and no representation or warrant is made by Mind Medicine (MindMed) Inc. (the “Company” of “MindMed”) to that effect. The information on this website is not intended to modify, qualify, supplement or amend information disclosed under corporate and securities legislation of any jurisdiction applicable to MindMed and should not be used for the I Agree

Disclaimer This webs:ite is provided merely as Information and Is not Intended as a solicitation or offering of s.ewrllies In any junsdlctlon and the lnformatlon contained herein in no way should be eonstr-~d or Interpreted as $U(h. No .securities commission or other r~gulatory authority In the Untted States of AmE!rica, canada or any other countty or jurisdie1ion has in any way passe(l UPOfl this information and no represe-ntation or warrant is made by Mind Medtcine (MlndMed) Inc. (the ..company .. of “‘MindMed”) to that effect. TM-Informatlon on tl“tls website Is not Intended to mod•fy, Qualify. supplement or amend fnformatJoo disclosed under corporate and securlt•es legislation of any lurisdictfon applicable to MindMed and shOuld not be used for the purpose of making investment decisions c;;oncerning t.tindMed’s secunties. This website is the exctusive property of MindMed and may not be teptOduced 01’ dJStrtbut&d. in Wh!)le or tn part. Without the express prtor wmten consent of trul Company. THE INFORMATION AND MATERIALS CONTAINED IN THIS WEBSITE ARE PROVIDED “AS IS’’ WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND. INCLUDING WARRANTIES OF MERCH/II<TABILITY. NON·INFRINGEMENT OF INTELLECTUAL PROPERTY. OR FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING. WITHOUT LIMITATION. DAMAGES DUE TO LOSS OF PROFITS OR BUSINESS INTERRUPTION) OR DUE TO THE USE OF OR INABILITY TO USE THE MATERIALS In uslf’\9 this website. )‘OO agree tttat MindMed shall not be liable for any damages whatsoever (Including lndlH!Ct. 1ncldental. spe<.•al, pUnitive or consequential dam.ages and loss of profits, opportunities or information) arising from (a) your use of or- reliance 011 information contained on Chis website; (b) any inaccuracy or omisSioo in suc.h information or failure to keep the information current: (c) use of any third party web Sttes fmked or referred to 1n th1s website: (d) any delays, inaccuracies or errou in. or in the transmlss:iol’) of. any stock prlce Quotes or Olstorkal prlce data: (e) any lntemet software used In connection with this webs.lte or computer viruses or other destructive programs encountered as a result of using thi.s website: and (f) any other matter con~cted with the we-bsite; even if MlndMed is made aware of the possibility of such claims. damages or lOsses. Although considerable care has been taken in preparing and mainutfnlng the inform~uron and materials contained on thls website, they are provided on an -as Is” basis, without warranty of any kind, either express or lmptied, with respE!ct to th& accuracy or completeness of the Information. Unle$S otJ’lQrwise indicau~Cf. all tnformauo.n posted ot1 thls website ls current only as of the date of the document that contains tile tnformatk>n. If indtcautd. or the date on which the document ts posted, whk:hever is earlier MindMed m.ay at any time make changes to the information at this website wiU”‘OUt prior notice. You should always ensure that you are referring to the most current tntormation avaitable on ttlts webStt&. Privacy Policy Mind.Me<:J Is committed to controlhng the conecuon. use and dJsdosure of personallnformatlol”’. A copy or MlndMed’s Privacy POlley can be accessed at the bottom of the webpage. If you have any concerns relating to the privacy or conhdenriatlty of this website. plea.se contac-t MindMed·s Privacy Offi~er at privacyofhcera mmed.gtobal Cautionary Not•s ana l-‘orward’·LOOkin9 Stat•m•nts Certain statements on this website related to the Compbny cO(IStltute “forwatd·IOOktng information’” within the f’!\e:aning of appUcable seeurities laws and tu& prospecove in nature. Forward~k>oklng fnformatioo Js oot based oo hlstork:a1 faets. btlt rather on curre.nt expectattons and prOjections about future events a.nd ate therefore subject to rlsks and uncertainties which could cause actual results to differ materially from the future results expressed or Implied by the forward·looking statements. These statements generally can be identified by the use of forward-tooking words such as uwlll-, “may”’, “should’”, .. could”’. ‘“intend”, “estimate”, “plan”, “anticipate-. “expect”’. ‘“beheve·””, “potential· or ..continue’”, or I he n(!gatPie thereof Of slm•lar vaflauons. Undue reliance should not be placed on forward-looking •nformatloo. wh1Ch are inherently uncertain, are ba~on esumates !nd assumptions, and are subJeCt to known and unk-nown nsJ<s and utK:ertllinties (both generel and specUtc) that contribute to the possib~ltty that the future events or c.rcumstances contemplated by the forward·lool(lng statements will rw>t occur. There- can be no assurance that the plans. Intentions- 01 exJ)ectatlons upon which forward-tooking statements are based wlllln fact oo reafi:ed. Forward-looking information on this website Includes. but is not limited to. statements regarding the potential benefits and deV’elopment of the company’s product candidates, trials. stud•es and programs; the strengtM and benefits of the company·s strategic plan: the Company·s buslness plans and obt,ecuves: the ability ot MlndMed to acheeve success consestent with management’s expectatiof\S: and tile expected tmpact and results of the Company’s corporate governance pract«:es. •ncfudlng of the Company’s director nominees. Forward·looking infonnatlon is based on tho- 09lnlons and estimates of management of the Company a1 the date the stateme-nts are made. as weU as a number of assumPtions made by, and information currently available to, the Company concerning. among other things. antic-Ipated performance of its product candtdates and programs, busitwss prospects, strategies, regulatory dev~opments, the development of its J)rO<Suct candidates into effective products, the ability to produce products if approved, Uie appfoval by reglJiators of ally products that are developed. and tne noo·occurrence of the r•sks and uncertainties ouulned below or other SI~Jnlf•C·&I1t events occurring outside of MlndMed’s n:ormat course of busmess.. Although management of the Company conseQers ‘hese assumpuons to be reasonabJe based on mrormatlon currently available to tt, they may prove to be 11\C.orre<:L There are numerous risks and uncenalnttes that could cause actual results and the Company’s plans and objectives to differ maler4a1Jy from those expressed in the forward· IOOkif\9 fnformatJon, lncludlng histoty of negative cash flows: limited operaUr\g histo(y; incurrence of future losses: availability of add•honat capital: changes in m.ar’ket conditions; lack of product revonue: compllance with laws and regulations~ ctlanges in government policy: difficulty associated wfth research and development: risks assoclated W1th c.llnlcal tr•ats or studles: hefghtened regulatory scruttny. early Mage product development: ctlmcal trial risks: regulatory approval processes; novelty of the ps’ychedellc: Inspired medicines Industry; as well as those risk fa< tors discussed or referred to herein and the risks described In the Company’s Annual Report on Form 10~K for the flscal year ended December 3t. 2022 under headings such as “‘Special Note Regard,ng ~otward~Looldng Statements.” and — Risk Factors.. and “‘Management’s Ois<usslon and Analysis of Ffnancial Condition and Rqsults of Operations’” and other filings and furnishings made by the Company wfth the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEOAR at wwwsedar.com and With the U.S. Securities and Exchange Commission (“SEC’”) on EDGAR at www.sec.gov. Exceot as I’&QUir’ed by law. the company

Third-Party Information

This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained permission to use or quote such third-party information, including, without limitation, information generated by FCM MM HOLDINGS, LLC ("FCM") or its affiliates. The Company has not assisted in the preparation of any third-party information, including, without limitation, information generated by FCM or its affiliates. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website.

Not Responsible for Linked Websites

This website provides links and references to several third party websites for your convenience only and the inclusion of these links does not imply that MindMed monitors or endorses these websites. MindMed has no control over information at sites hyperlinked or referred to in this website other than other MindMed websites. The links and references to third party websites are being provided for the convenience of the users of this website and MindMed does not endorse and is not responsible or liable for the content, nature or reliability of any linked or referenced website or any link contained in a linked or referenced third party website. MindMed takes no responsibility for monitoring, updating, supplementing or correcting any information on any linked or referenced third party website and makes no representation or warranties regarding such information. Please be aware that in linking or going to these third party websites, you are leaving the MindMed website and that MindMed is not responsible for the content of any such site.

MindMed

Home | Our Nominees | How To Vote | Important Materials | Contact Us

DISCLAIMER | PRIVACY POLICY

Third·Party Information ThiS website may contain or refer to news, commentary and other information relaling to lhe Company generated by, or .sourced from, per$0nS or companies that are not afhllaU~d w1th th~ Company. Th~ company has neith~r sought nor obtain&d perm.Jss.ion to use Or’ Quote such thu’d·pany 1niormbUon. Including, without limitation. Information generated by FCM MM HOLDINGS. LI..C (MFCM.. ) or Its affiliates. The Company has not assisted In the preparation of any third-party informatiOfl. including. wltllOut limitatiOn. In forma lion generated by FCM or its affiliates. Any statement orinfotmation that is obtained or derived from statements made or published by a third pafty should not be viewed as indlcaung the support of such third party tor’ any view ~xpr’~ssed on this website. Not Responsible for linked Websites This wtbslte providts links end rtftronces to stvoral third party wtbsitts for your convenienet only and the inclusion of thtse links dots not imply that MfndMtd monitors or endorses these websi tes. Mi ndMed has no control over info rmation a t sites hyperlinked or referred to in this website other than other MindMed websites. The links and r• ferencts to third p arty website~ ar• b t ing provld•d for tht convt ni•nee of tht u S-ers of this w t b sit• and Ml ndM•d do• s not endou•and is not rtsponsibltor liable for the content, nature or reliability of any linked or referenc·ed website or any link contained In a linked or referenced third perty website. MlndMed takes no responsib ilit y for monitoring, updating, supplementing or correcting any information on any linked o r referenced third party website and makes no representation or warranties r~arding such information. Please be aware that i n linking or going to these third party websites, you are leaving the MindMed website and that MindMed is not responsible for the content ot any such site.

Our I How Important l Contact In e . I . • Nomtnees . ,To VOl’:’ Mate_rlals Us [:iii Read Our Letter to Shareholders MindMed has seen significant positive momentum and 2023 is a pivotal period for the Company, with two Key clinical readouts on our primary drug candidates expected later this year. Our Board’s six highly qualified nominees have the right mix of experience and expertise to oversee the execution of MindMed’s strategy and position the Company for sustained value creation. FCM is waging a proxy contest to take control of the Company despite only owning a small percentage of our outstanding shares and failing to provide any realistic strategic plan for MindMed. FCM’s candidates lack the experience to be additive to our Board and. if elected. would put MindMed’s strategy and shareholders’ Investments at serious risk and cause permanent value destruction. VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY’S NOMINEES AND WITHHOLD ON FCM’S NOMINEES TO PROTECT MINDMED. MEET OUR BOARD NOMINEES MYTH VS FACT Despite FCM’s misguided statements, the facts are clear: ·:g:· 8:/!B MindMed is Successfully Eltecuting MindMed Has a Proven Track Record Our Board has the Right Mix of on Our Strategy to Develop Our of Proactive Director Refreshment Experience and Backgrounds to Diversified Pipeline of Clinical Lead MindMed Our slate of directors represents a 100% Programs refreshment of the Board since Robert Barrow Our Board has the necessary drug became interim CEO in June 2021. development and commercialization; financial Recent clinical tnal milestones demonstrate MindMed·s momentum across Its R&D pipetine. management and capttal allocatson: and with two key clinical readouts anticipated later corporate governance and compliance this year. experience to oversee MindMed·s strate9y. 97168 FCM- Does 001 Not Understand the 02May23 FCM 11:32 Has Not Made a Case for Page 6 FCM’s Nominees Do Not Have

The ideas FCM has raised demonstrate an Alone Control FCM’s nominees lack the relevant experience ignorance of the FOA drug approval process If au of Its nominees are elected. FCM would overseeing clinical. regulatory and go· to· applicable to major market psychiatric control the Company al’‘ld Its $100+ million in market strategies for MindMec:rs field of drug disorders and ignorance of the capital cash on hand despite only owning a small candidates as well as the relevant public allocation and financing needs o f a company at percentage o f our outstanding shares and company board experience and expertise MindMed’s growth stage and would destroy failing to provide any realistic strategic plan for needed in other key areas such as capital value for shareholders. MindMed. G1ving FCM any representation on raising. the Board would endanger t he Company’!> current strategy and team at a pivotal period. putting shareholders’ investment a t risk. Vote TODAY on the WHITE proxy card FOR all six of the Board’ s nominees, FOR the other proposals recommended by MindMed, and WITHHOLD on FCM’s nominees. Important Materials Stay Updated MlndMed Sends Letter to Shareholders Highlighting Company’s Positive Fill out the fiekls to slay updated Momentum and Vatu•~ Enhancing Strat•gy MAY 2. 2023 MindMed’s Letter to Shareholders MAY 2. 2023 SUBMIT MindM•d D•finltiv• Proxy $tot• m •nt MAY 1.2023 VIEW ALL •

Robert Barrow Robert Barrow possesses deep knowledge of the Company and extensive experience in clinical pharmacology and drug development programs in a variety of disease areas, as well as financial expertise- all of which are essential to our Board. 0 Accomp lished pharmaceutical executive O Drug develo pment and commercialization experience 0 Financial expertise Mr. Barrow is an accomplished pharmaceutical executive and clinical pharmacologist with over a decade o f experience leading d rug development p rograms in a varie ty of disease areas. Prior to his current position as Chief Execu tive Officer. he served as Mind Med’s Chief Development Officer and Senior Vice President of Development. Mr. Barrow previously served as Director o f Drug Development & Discovery at the Usona Institute. where he oversaw the organization’s research and development activities. leading the clinical development and gaining a b reakthrough designation for its psilocybin p rogram in major depressive disorder. Prior to joining the Usona Institute. Mr. Barrow served as Chief Operating Officer and a d irector of Olatec Therapeutics LLC. a p rivate. clinical-stage biopharmaceutical company. where he oversaw the execution of early- and late-stage development programs in the fields o f analgesics. rheumatology, immunology and cardiovascular d isease. Mr. Barrow has also served as both a technical and business adviser to numerous pharmaceutical organizations ranging from startups to Fortune 500 companies. HP holrt~ ~ Mil~tPr~ <1PgrP.P in Ph;um“r.otogy from Ohio St“tP l fnivP.r~ity rtnc1 rt R~c:hP.Ior of Sr:iP.nr:P. d egree in Finance from Wake Forest University. where he grad uated summa cum laude. Mr. Barrow is also a CFA charterholder. Suzanne Bruhn, Ph.D Suzanne Bruhn, Ph.D possesses significant experience as chief executive officer of several biotech companies and as a member of the board of d irectors of several public companies i n the life sciences industry. which provide her with the relevant public company governance experience and industry knowledge that are necessary to our Board. 0 Public company CEO experience 0 Biotechnology, phar maceutical and therapeutics industry exper tise 0 Board and corporate governance expertise Dr. Bruhn is an accomplished life sciences executive and brings expertise in R&D. commercialization. and executive leadership to this role. She is the President and Chief Executive Officer of Tiaki Therapeutics. a privately held bio technology company. Prior to that. Dr. Bruhn served as President and Chief Executive Officer o f Proclara Biosciences. Inc.. a private. clinical-stage biotechnology company. and as President and Chief Executive of Promed io r, Inc.. a private, clinical-stage biotechnology company. Prior to Promedior. she spent 13 years at Shire Human Genetic Therapies (HGT). a division of Shire PLC. specializing in the developmen t and commercialization of treatments for orphan diseases. where she held a series of positions o f increasing responsib ility before serving as Senior Vice President of g lobal regulato ry affairs. During her tenure at ShireHGT, Dr. Bruhn was responsible for establishing the program management function. driving strategic p lanning and portfolio management , and for global regulatory affairs. Prior to her time at Shire. Dr. Bruhn held various positions at Cytotherapeutics. Inc., a biotechnology company. Dr. Bruhn currently sits on the board of d irectors of Pliant Therapeutics. Inc. (NASDAQ: PLRX). Travere Therapeutics. Inc. (NASDAQ: TVTX) and Vigil Neuroscience (NASDAQ: VIGL). She has served on the board s of directors of several publicly traded therapeutics and pharmaceutical companies. including: A valo Therapeutics, Inc. (fka Cerecor Inc.) (NASDAQ: AVTX): Aeglea BioTherapeutics. Inc. (NASDAO: AGLE): and Raptor Pharmaceuticals Corp .. (NASDAQ: RPTP). until its acquisition by Horizon Pharma p ic. Dr. Bruhn holds a Bachelor of Science in Chemistry from Iowa State University, a Doctor of Philosophy in Chemistry from the Massachusetts Institute of Technology and was a postdoctoral fellow in the Department of Human Genetics at Harvard Medical Schoo l.

Roger Crystal. M.D. possesses extensive experience leading a pharmaceutical company as its chief executive officer. His background and training a s a medical doctor and his strong background in clinical re search. product development and commercialization make him qualified to serve on our Board. 0 Public company CEO experience 0 Accomplished pharmaceutical executive 0 Bio technology, p har maceutical and therapeutics industry exper tise Dr. Crystal brings more than 15 years of experience as a healthcare business executive and clinician. Until its recent acquisition by lndivior PLC, Dr. Crystal was the President, Chief Executive Officer and Director tor Opiant Pharmaceuticals. Inc. • a publicly traded pharmaceutical company (NASDAQ: OPNT). Dr. Crystal led Opiant Pharmaceutical Inc.’s development of NARCAN® Nasal Spray for opioid overdose, which led to U.S. Food and Drug Administration approval and is the lead inventor on the product’s patents. Dr. Crystal previously served as the Chief Business Officer for lmaginAb. a venture capital-backed b iotechnology company. He began his business career with roles at Goldman Sachs, A.T. Kearney, and GE Healthcare. Prio r to his business career, Dr. Crystal worked for several years as a surgeon. specializing in ear. nose. and throat, head and neck surgery at leading institutions including Imperial college Healthcare. London and was awarded Membership of The Royal College of Surgeons of England (MRCS). Dr. Crystal holds a Bachelor of Medical Sciences in Physiology and a Doctor of Medicine from the Univer sity of Birmingham, UK and a Master of Business Administra tion from the l ondon Business School. David Gryska David Gryska is an experienced biopharmaceutical company chief financial officer and d irector. His extensive audit and financial expertise make him an asset to our Board. 0 S&P 500 CFO experience 0 Audit. compliance and capital allocation expertise O Board and corporate governance exper tise Mr. Gryska possesses decades of experience as a c-suite executive and d irector at a number o f leading public biopharmaceutical companies. He most recently served as Executive Vice President and Chief Financial Officer o f lncyte Corporation, a biopharmaceutical company (NASDAQ: INCY). Additionally. Mr. Gryska served as Chief Operating Officer of Myrexis. Inc.. a biopharmaceutical company as well as Senior Vice President and Chief Financial Officer of Celgene Corporation. a former publicly traded biopharmaceutical company acquired by Bristoi·Myers Squibb Company. Previously, Mr. Gryska servedat Scio s Inc.. a former publicly traded b iopharmaceutical company acquired by Johnson & Johnson. as Senior Vice President and Chief Financial Officer. and as Vice President of Finance and Chief Financial Officer. Mr. Gryska also served as Vice President. Finance and Chief Financial Officer at Cardiac Pathways Corporation, a former publicly traded medical device company acquired by Boston Scien tific Corporation. Prior to Cardiac Pathways. Mr. Gryska served as a partner at Ernst & Young LLP in California. Mr. Gryska currently serves on the boards of d irectors of biopharmaceutical companies Seagen. Inc. (NASDAQ: SGEN) and Forte Biosciences. Inc. (NASDAQ: FRBX). He holds a Bachelor of Arts in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University. Andreas Krebs Andreas Krebs possesses financial expertise, investment experience and experience as an international pharmaceutical executive — all of which are an asset to our Board. 0 Accomplished pharmaceutical executive 0 Financial expertise O Board and corporate governance expertise Mr. Krebs is an internationally experienced executive. entrepreneur and best-selling author who serves as Vice Chair of the Board. Mr. Krebs heads the family-owned investment company, Longfield Invest, which focuses on growth companies in various industries as well as in the new economy. He has worked in seven countries across Latin America. Asia and Canada. and as President and executive board member of Wyeth Corporation in the United States. Mr. Krebs was chairman of the Supervisory Board and Shareholder Council of Merz Pharma. Frankfurt am Main. Germany and holds o ther board

Carol A. Vallone Carol A. Vallone possesses financial, executive and governance expertise resulting from her service on the boards of trustees for multiple hospitals: extensive experience building and selling global companies: and experience as a director and advisor to several healthcare companies — all of which make her qualified to serve on our Board. 0 CEO experience scaling global companies with successful exits 0 Financial expertise and capital raises 0 Board and corporate governance expertise in the healthcare industry Ms. Vallone is a well·known business leader. former CEO, and corporate board d irector. with a stro ng track record in launching, scaling and selling g lobal companies. She currently serves as chair of the Board o f Trustees for Mclean Hospital. the #1 ranked psychiatric hospital in America, according to U.S. News & World Report, and the largest psychiatric affiliate of Harvard Medical School. She also serves on the board o f trustees and the finance committee of Mass General Brigham. an integrated healthcare system including five nationally ranked hospitals. Ms. Vallone serves as a b oard member for Cresco Labs. Inc.. a publicly traded cannabis company (CSE: CL) and for Arosa. a Bain Capital Double Impact portfolio company. She is also the chair of the board o f Ria Health. an SV Health investors portfolio company. She is an Industry Advisor for the investment firm. Berkshire Partners and an Advisory Board Member of the heatthcare-focused venture g rowth firm , Longitude Capital. Ms. Vallone has served as founder and Chief Executive Officer o f global e-learning companies. held management positio ns in leading enterprise technology co mpanies and served on the boards o f a public bank and a private -equity backed e-commerce company that went public. Ms. Vallone holds a Bachelo r o f Science in Business Administration from the University of Delaware. MindMed’s Board is committed to delivering sustainable long-term value creation for all shareholders.

YOUR VOTE IS IMPO RTANT! PLEASE V OTE BY: INTERN ET Go To: ~Jmypush.com/MNMD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote MAIL Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or pa~icipate at www Q!Slllydocs.com/MNMD TO VOTE ACCORDING TO YOUR BOARD’ S RECOMMENDATIONS. PLEASE COMPLETE YOUR PROXY CARD AS SHOWN BELOW Mind Medicine (MindMed) Inc. AMual G~l’ler.tl Mettlntof Shatt-l’loldttS

Important Materials MindM• d sends Letter to Shar-.holders Highlighting Company’s Positive Momentum and Value•Enha.ncing Strategy MAY 2, 2023 MindMed’s Letter to Shareholders MAY2, 2023 MindMed Definitive Proxy Statement MAY 1, 2023 MindMed Files Preliminary Proxy Statement for 2023 Annual Meeting APRIL 18, 2023

MEDIA CONTACT INVESTOR CONTACT STAY UPDATED MORROW Fill out your name and email address to stay S 0 0 A l I updated Longacre Square Partners Morrow Sodati Dan Zacchei I Joe Germani Michael Verrechla I Eric Kamback mindmed’C~Jiongacresquare.com MNMO «investor .morrowsodali.com SUBMIT We Want To Hear From You Input anonymous ramwt• hefe Please anonymously submit your comments or concerns using the adjacent form. We’d love to hear from you. Note that your personal information w ill not be saved.

Welcome to Mind Medicine Inc. (“ MindMed”, “we”, “us”, “our”)! The MindMed website exists to provide information on the company, pipeline, and research to the users (“you” ). To provide this service MindMed collects some of your data, when you are using www.ProtectMindMed.com (“site”), or any MindMed website. This Privacy and Cookies Policy (the “Privacy Policy”) Is intended to inform you about MindMed’s practices regarding the collection and use of your data that you may submit to MindMed. Please read t he Privacy Policy carefully. 1. This Privacy Policy was last modified on 30 April 2023 and may be updated to reflect changes in legislation. so please review it now and then. You can always find the most recent version on the MindMed web~te. If substantial changes are made, we will try to provide at least a 30-.day notice prior to any changes taking effect. What constitutes a substantial change will be determined at our sole discretion. By continuing to access or use our Service after those revisioos- be<:ome effective. you agree to be bound by the revised terms. If you do not agree to the new terms, please stop using the Services.. 2. The Privacy Policy only covers data processing carried out by MlndMed. The Privacy Pohcy does not address. anCI MindMed is not responSible for. tM privacy practices of any other parries. 3. M•ndMed does not knowingly collect or ask for information from peol)le under the age of 18. If you are such a person. please CIO not use our serviCe or send us your Information. Information that we learn is collected from a person onder the age of 18 without verified parental consent Is deleted. 1. Who is the Controller of your data? 1. Your data are being collected and processed by Mind Medicine Inc. a Delaware corporation (“MindMed”. “we··. ‘“us” or “our”). 2. To feorn more abOut data management or if you have any other Quesuons. please contact us at mindmed~longacr’esquare.com 2. What data is processed? we may collect the following types of information about you: 2.1. Personal Identifiable Information (“PII”) Through the Services MindMe<:l may collect and process Information that can be used to identify or contact you as an lndivlaual known as your Pll. inclu<:ling but not limite<:l to: • name • email address • counuy of residence • and other Pll provided by you voluntarily when you use our Services. 2.2. Technical Information 2.2.1. MindMed and/or our authorised external service providers may automatically collect technical data when you visit or interact with our Services. Technical data may include. In particular: • the URL of the site visited before using our ServiCe • the time and date of user visits • IP address • I he browser name and type • the type of computer or device accessing our Service • time spent on the service and other sim11ar techn•cat information In a limited number of cases it is possible to use technical data and identify you as an individual. thus making them Pit, however, we never use technical data to identify you as an individual. 2.2.2. MindMed use technical <lata to: • Provide, operate. and maintain our Site • Improve. personalize. and expand our Site • Und9rt>tand and analyze t)ow you use our Site • Develop new products, services, features. and functionality • Communicate with you. either directly or through one of our partners. including fOf customer service 3. Cookies 3.1. What ar• cookies?

information about you: 2.1. Personal Identifiable Information (“PII”) Through the Services MindMe<:l may collect and process Information that can be used to identify or contact you as an lndivlaual known as your Pll. inclu<:ling but not limite<:l to: • name • email address • counuy of residence • and other Pll provided by you voluntarily when you use our Services. 2.2. Technical Information 2.2.1. MindMed and/or our authorised external service providers may automatically collect technical data when you visit or interact with our Services. Technical data may include. In particular: • the URL of the site visited before using our ServiCe • the time and date of user visits • IP address • I he browser name and type • the type of computer or device accessing our Service • time spent on the service and other sim11ar techn•cat information In a limited number of cases it is possible to use technical data and identify you as an individual. thus making them Pit, however, we never use technical data to identify you as an individual. 2.2.2. MindMed use technical <lata to: • Provide, operate. and maintain

California Civil Code Section 1798.83 permits you to request information regarding the disclosure of your Pll to third parties for their direct marketing purposes. Moreover, you have the right to restrict the sharing of your Pll and with our affiliates (companies we own or control) and outside companies with whom we do business. 8.2. MindMed is aware of your rights afforded to California residents under the California Consumer Privacy Act (the “CCPA”). Even though the CCPA does not apply to us now, we are ready to protect your Pll and give you an option to exercise your right under CCPA once it becomes applicable. 8.3. To contact us with questions about our rights under California privacy laws email us at

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